SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 28, 2004

TRIAD HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29816	75-2816101
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Item 5.	Other Events.

On April 28, 2004, Triad Hospitals, Inc. (the “Company”) issued a press release announcing that it had received the requisite tenders and consents from holders of its 8¾% Senior Notes due 2009 to amend the indenture governing such notes. A copy of the press release is furnished herewith and incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Press release issued by the Company on April 28, 2004, regarding receipt of the requisite consents pursuant to its tender offer and consent solicitation for its 8¾% Senior Notes due 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/S/ DONALD P. FAY

Donald P. Fay
Executive Vice President, Secretary and General Counsel

Date: April 28, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on April 28, 2004, regarding receipt of the requisite consents pursuant to its tender offer and consent solicitation for its 8¾% Senior Notes due 2009.